Items 1.01 & 1.02 Conflict Minerals Report and Exhibit

Helios Technologies, Inc.

Conflict Minerals Report

For the year ended December 31, 2021

Introduction

This report for the period from January 1, 2021, through December 31, 2021 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“the Rule”). The Rule was adopted by the United States Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose products that are manufactured or contracted to be manufactured contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Company Overview

Helios Technologies, Inc. (“Helios”, the “Company”, “we”, “our”), together with its wholly owned subsidiaries, is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health and wellness. Sun Hydraulics, LLC, Enovation Controls, LLC, Faster S.r.l., Custom Fluidpower Pty Ltd, BWG Holding I Corp. (“Balboa Water Group”) and BJN Technologies, LLC are the wholly owned operating subsidiaries of Helios. The Company operates in two business segments: Hydraulics and Electronics.

There are three key technologies within the Hydraulics segment: cartridge valve technology (“CVT”), quick-release hydraulic coupling solutions (“QRC”) and hydraulic system design (“Systems”). CVT products provide functions important to a hydraulic system: to control rates and direction of fluid flow and to regulate and control pressures. QRC products allow users to connect and disconnect quickly from any hydraulic circuit without leakage and ensure high-performance under high temperature and pressure using one or multiple couplers. Systems provide engineered solutions for machine users, manufacturers or designers to fulfill complete system design requirements including electro-hydraulic, remote control, electronic control and programmable logic controller systems, as well as automation of existing equipment.

The Electronics segment provides complete, fully tailored display and control solutions for engines, engine-driven equipment and specialty vehicles. This broad range of products is complemented by extensive application expertise and unparalleled depth of software, embedded programming, hardware and sustaining engineering teams. This technology is referred to as Electronic Controls (“EC”).

Due to the timing of the acquisitions, Balboa Water Group was not integrated into our 3TG reporting for this year.

Conflict Minerals Disclosure

We have prepared a Conflict Minerals Report to submit as an exhibit of our SEC filing and Disclosure; which is available at www.heliostechnologies.com under “Investors” in the “Governance” section.

Item 1.01 – Conflict Minerals Disclosure and Report

Product Description

For the Reporting Period, Helios identified the following products manufactured or contracted to be manufactured by it as those containing 3TG:

Product Description	Used In	Finished Product
Solder	Circuit Boards and Cable	IR embedded amplifier
Pin	Circuit Boards	XMD Series
Connectors	Coils and Circuit Boards	Coils
Tantalum Capacitor	Circuit Boards	Displays
Integrated Circuit Boards	Circuit Boards	Panels
Circuit Board Assemblies	Circuit Boards	I/O modules
M7 Tool Steel	Form Tools and Taps	Hydraulics controls
Cable	Cable	Monitoring Instruments

Due Diligence

A.
Environment

Helios has established a management system for compliance with conflict minerals regulations. The management system includes the development of a cross-functional team to implement the conflict minerals compliance strategy, consisting of members from supply chain, finance, legal, and operations, overseen by the Chief Financial Officer. Senior leadership is informed of the due diligence efforts on a regular basis. A supplier solicitation, documentation, and electronic record maintenance and retention program has been established as well.

B.
Reasonable Country of Origin Inquiry (“RCOI”)

Helios has designed its due diligence framework for the Reporting Period to conform in material respects with The Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for 3TG.

We assembled an internal team of representatives from supply chain, legal & compliance, engineering, and finance. We then analyzed the chemical composition of products, identifying those in which conflict minerals were known or thought to be used, and identified products or manufacturing materials which may contain conflict minerals along with their associated suppliers in scope.

We surveyed those suppliers via electronic solicitation regarding their conflict minerals programs, guided with products and materials data and with the aid of an independent research consultant using the template developed jointly by the companies of the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative, known as the Responsible Materials Initiative Reporting Template.

Following the initial introductions to the program and information request, a reminder email and call were sent requesting survey completion to each non-responsive or unsatisfactory supplier. An escalation process was initiated for suppliers who continued to be non-responsive or non-conformant after the above contacts were made, explaining their suspected involvement with 3TG or 3TG sourcing activity and their obligation to supply data.

C.
Respondent analysis

Based on the results of the RCOI diligence process described above, we conducted a further analysis to determine the validity of the reported smelters/refiners and compiled our findings with respect to each of the following categories:

•
whether the respondent has an established conflict minerals policy;

•
confirmation from suppliers reporting company-wide or product-specific results, where applicable;

•
presence of materials suppliers on either the Responsible Mineral Initiative’s Responsible Minerals Assurances Process “RMAP”-conformant list, active-smelter list, or subsequent “de-listing” from the 2021 RMI active smelter list;

•
research on named company/organization websites and third-party review services for participation in smelting or refining activities; and

•
review of publicly available corporate profile, non-government organization, and media websites.

The aggregate supplier response rate for 2021 was 58%.

Supplier Data Results

Based on the data obtained from our suppliers and otherwise obtained through the diligence process described above, we believe that the smelters and refiners identified in the RCOI diligence process described above are used to process certain of the necessary conflict minerals contained in products manufactured or contracted to be manufactured by us. Despite having conducted a good faith RCOI, Helios is unable to determine the origin of all 3TG within our products and, as such, we will be reporting as conflict undeterminable. As of May 31, 2022, Helios had validated 229 legitimate smelters or refiners and continues to work to validate the additional smelter and refiner entries from the submitted CMRTs. Helios has included the current list of valid smelters and refiners disclosed to it by suppliers in Annex 1 to this report.

Risk Mitigation

We will continue to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

a.
include a conflict minerals cooperation clause in any new or renewed supplier agreements;

b.
engage with suppliers and direct them to training resources to encourage an increase in response rate and improve the content of the survey responses;

c.
engage and encourage any suppliers who are found to be supplying 3TG from sources known or suspected to support conflict in the DRC or any adjoining country, or whose practices may inadvertently allow for sources from the covered countries, to further understand their supply chain and establish an alternative source of 3TG that does not support such conflict;

d.
work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance; and

e.
further evaluation of future business with any supplier not taking beneficial action.

Third-Party Audits of Supply Chain Due Diligence

We do not have a direct relationship with 3TG smelters or refiners, and we do not perform or direct audits of these entities within our supply chain. We rely upon cross-industry initiatives and the smelter audit results published by the RMI.

Note Regarding Statements of Future Activities

This Conflict Minerals Report contains forward-looking statements, including statements about future plans to improve due diligence regarding supplier responsiveness and to seek supplier commitments in this regard. Except as may be required by law, we undertake no obligation to update forward-looking statements to reflect future events or circumstances.

These forward-looking statements also involve known and unknown risks, uncertainties, and other factors that could cause actual events to differ materially from our expectations. These forward-looking statements are based on information available as of the date of this Conflict Mineral Report and are based on management’s current views and assumptions.

Such risks and uncertainties include the veracity of information directly or indirectly provided to us by others and expectations regarding future smelter and refiner participation in conflict-free verification regimens.

Item 1.02

Exhibit: Smelters and refiners understood to be in the Helios supply chain, as of December 31, 2021

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Thaisarco	Thailand	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Tin Company Limited	China	CID002180
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tin	Alpha	United States Of America	CID000292
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	Dowa	Japan	CID000402
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tungsten	Global Tungsten & Powders Corp.	United States Of America	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Soft Metais Ltda.	Brazil	CID001758
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	China Molybdenum Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tin	Super Ligas	Brazil	CID002756
Tin	Metallo Spain S.L.U.	Spain	CID002774
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Synergies	Spain	CID003524
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Chimet S.p.A.	Italy	CID000233

Gold	Chugai Mining	Japan	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JSC Uralelectromed	Russian Federation	CID000929
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Torecom	Korea, Republic Of	CID001955
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Geib Refining Corporation	United States Of America	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763

Gold	Italpreziosi	Italy	CID002765
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Safimet S.p.A	Italy	CID002973
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Materion	United States Of America	CID001113
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163

Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Tantalum	NPM Silmet AS	Estonia	CID001200
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	PX Precinox S.A.	Switzerland	CID001498
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Tantalum	Telex Metals	United States Of America	CID001891
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Morris and Watson	New Zealand	CID002282
Gold	Guangdong Jinding Gold Limited	China	CID002312
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States Of America	CID002504

Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	United States Of America	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	GEM Co., Ltd.	China	CID003417
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Super Dragon Technology Co., Ltd.	China	CID001810
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Industrial Refining Company	Belgium	CID002587
Gold	African Gold Refinery	Uganda	CID003185
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States Of America	CID003500
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	MD Overseas	India	CID003548
Tungsten	Artek LLC	Russian Federation	CID003553
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tungsten	Fujian Xinlu Tungsten	China	CID003609
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Gold	WEEEREFINING	France	CID003615
Gold	Value Trading	Belgium	CID003617